UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [     ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to 240.14a-12

First Cash Financial Services, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

To Our Stockholders:

We cordially invite you to attend the Annual Meeting of Stockholders of First Cash Financial Services, Inc., which will be held on Wednesday, July 22, 2009, at 10:00 a.m. CDT at our corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas, 76011. At this meeting you will be asked to act upon the proposals as contained herein.

Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about these proposals.

Your vote is important, and accordingly, we urge you to complete, sign, date and return your Proxy card promptly in the enclosed postage-paid envelope. The fact that you have returned your Proxy in advance will in no way affect your right to vote in person should you attend the meeting. However, by signing and returning the Proxy, you have assured representation of your shares.

We hope that you will be able to join us on July 22.

Very truly yours,

/s/ Rick L. Wessel
Rick L. Wessel
Vice Chairman of the Board,
Chief Executive Officer and President

First Cash Financial Services, Inc.
690 East Lamar Boulevard, Suite 400
Arlington, Texas 76011

_______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 22, 2009

_______________

Notice is hereby given that the Annual Meeting of Stockholders of First Cash Financial Services, Inc. (the "Company") will be held at the Company's corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m. CDT on Wednesday, July 22, 2009, for the following purposes:
1.	To elect Messrs. Rick L. Wessel and Richard T. Burke as directors of the Company;

2.	To ratify the selection of Hein & Associates LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009; and

3.	To transact such other business as may properly come before the meeting.

Common stockholders of record at the close of business on May 26, 2009 will be entitled to notice of and to vote at the meeting.
By Order of the Board of Directors,

/s/ R. Douglas Orr
Arlington, Texas	R. Douglas Orr
May 29, 2009	Executive Vice President,
Chief Financial Officer, Secretary
and Treasurer

First Cash Financial Services, Inc.
690 East Lamar Boulevard, Suite 400
Arlington, Texas 76011
_______________

PROXY STATEMENT
Annual Meeting of Stockholders
_______________

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of First Cash Financial Services, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m. CDT, on Wednesday, July 22, 2009, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about May 29, 2009.

The close of business on May 26, 2009 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 29,258,335 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purposes of determining the presence of a quorum. Each share of Common Stock is entitled to one vote on all questions requiring a stockholder vote at the Annual Meeting. A plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the approval of Item 1 as set forth in the accompanying Notice. Stockholders may not cumulate their votes in the election of directors. Abstentions and broker non-votes will not be counted as having been voted on Item 1 and will have no effect on the vote. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and represented at the Annual Meeting is required for the approval of Item 2. Broker non-votes will not be counted as having been voted on Item 2 and will have no effect on the vote while abstentions will have the same effect as votes against Item 2.

If you are a shareholder of record, you may vote in person at the Annual Meeting, or by proxy without attending the Annual Meeting. You may vote by mail by signing, dating and returning your proxy card in the enclosed prepaid envelope. You may also vote over the Internet or by telephone. The proxy card we mail you will instruct you on how to vote over the Internet or by telephone. If you hold your shares in an account through a broker or other nominee in "street name," you should complete, sign and date the voting instruction card that your broker or nominee provides to you or as your broker or nominee otherwise instructs.

All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted to: (i) ELECT MESSRS. RICK L. WESSEL AND RICHARD T. BURKE AS DIRECTORS; (ii) RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2009; AND (iii) TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting.

ANNUAL REPORT

The Annual Report on Form 10-K, covering the Company's fiscal year ended December 31, 2008 including audited financial statements, is enclosed herewith. The Annual Report on Form 10-K does not form any part of the material for solicitation of proxies.

The Company will provide, without charge, a copy of its Annual Report on Form 10-K upon written request to Rick L. Wessel, the Chief Executive Officer and President at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011. The Company will provide exhibits to its Annual Report on Form 10-K, upon payment of the reasonable expenses incurred by the Company in furnishing such exhibits.

ITEM 1

TO ELECT TWO DIRECTORS

The Bylaws of the Company provide that the Board of Directors will determine the number of directors, but shall consist of at least one director and no more than 15 directors. The stockholders of the Company elect the directors. At each annual meeting of stockholders of the Company, successors of the class of directors whose term expires at the annual meeting will be elected for a three-year term. Any director elected to fill a vacancy or newly created directorship resulting from an increase in the authorized number of directors shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors howsoever resulting may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. The stockholders will elect two directors for the coming year; the nominees presently serve as directors of the Company and will be appointed for a term of three years.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominee listed herein. Although the Board of Directors does not contemplate that the nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the person named in the enclosed proxy will vote for the election of such other person as may be nominated by the Board of Directors.

The Board of Directors of the Company consists of five directors divided into three classes. At each annual meeting of stockholders, one class is elected to hold office for a term of three years. Directors serving until the earlier of (i) resignation or (ii) expiration of their terms at the annual meeting of stockholders in the years indicated are as follows: 2009 - Messrs. Rick L. Wessel and Richard T. Burke; 2010 - Ms. Tara U. MacMahon and Mr. R. Neil Irwin; and 2011 - Mr. Phillip E. Powell. All officers serve at the discretion of the Board of Directors. No family relationships exist between any director and any executive officer, except that Mr. John C. Powell, senior vice president of information technology, is the brother of Mr. Phillip E. Powell, the chairman of the Board of Directors of the Company. The directors standing for election at the Annual Meeting of Stockholders are as follows:

Richard T. Burke, age 65, has served as a director of the Company since December 1993. Mr. Burke is the founder and, until February 1988, was the chief executive officer of UnitedHealth Group, a leading company in the managed health care industry. Mr. Burke remains a director of UnitedHealth Group and currently serves as Chairman of the Board. From 1995 until February 2001, Mr. Burke was the owner and chief executive officer of the Phoenix Coyotes, a professional sports franchise of the National Hockey League. Mr. Burke is also a director of Meritage Homes Corporation.

Rick L. Wessel, age 50, has served as chief executive officer since November 2006, as president since May 1998, as a director since November 1992, as secretary and treasurer of the Company from May 1992 to November 2006 and as chief financial officer from May 1992 to December 2002. Prior to February 1992, Price Waterhouse LLP employed Mr. Wessel for approximately nine years.

Directors Not Standing For Election

Phillip E. Powell, age 58, has served as a director of the Company since March 1990. He has served as a consultant to the Company since December 2004, as president from March 1990 until May 1992, and as chief executive officer from May 1992 until December 2004. Mr. Powell has been engaged in the financial services industry for over 30 years.

Tara U. MacMahon, age 51, has served as a director of the Company since June 2001. Ms. MacMahon was the founder and served as managing general partner of Tara Capital Management LP, an investment management and advisory firm for ten years. Ms. MacMahon has 24 years experience in the financial services industry.

R. Neil Irwin, age 67, has served as a director since April 2007. Mr. Irwin has been a partner at the international law firm of Bryan Cave since 2000, where he represents both private and public companies in a variety of activities ranging from the purchase and sale of assets and businesses to managing litigation simultaneously in multiple jurisdictions. For over 35 years Mr. Irwin has practiced law in the business area with special emphasis on transactional matters for many private and public companies.

Board of Directors, Committees and Meetings

The Board of Directors held twenty-two meetings during the year ended December 31, 2008. Each director attended, either telephonically or in person, at least 75% of the Board of Directors meetings during the year ended December 31, 2008. Members of the Board of Directors are encouraged to attend the Company's annual meeting; however, attendance is not mandatory.  Messrs. Phillip E. Powell and Rick L. Wessel attended last year's annual meeting.

During 2008, the Audit, Compensation, and Nominating and Corporate Governance Committees each consisted of Richard T. Burke, Tara U. MacMahon and R. Neil Irwin. The Audit Committee held seven meetings during the year ended December 31, 2008, the Compensation Committee held three meetings during the year ended December 31, 2008, and the Nominating and Corporate Governance Committee held one meeting during the year ended December 31, 2008. Each member attended 100% of the committee meetings, either in person or telephonically.

Audit Committee. The Audit Committee is responsible for the oversight of the Company's accounting and financial reporting processes. This includes the selection and engagement of the Company's independent registered public accounting firm and review of the scope of the annual audit, audit fees and results of the audit. The Audit Committee reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls, procedures for preparation of financial statements and other financial disclosures, scope of the audit, the audit plan and the independence of such accountants. In addition, the Audit Committee has oversight over the Company's internal audit function. The Board of Directors has determined that Mr. Burke is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and independent under the listing standards of The Nasdaq Stock Market ("Nasdaq").

Compensation Committee. The Compensation Committee approves the standards for salary ranges for executive, managerial and technical personnel of the Company and establishes, subject to existing employment contracts, the specific compensation and bonus plan of all corporate officers. In addition, the Compensation Committee oversees the Company's stock option plans and the incentive compensation plans.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors concerning the governance structure and practices of the Company, including the size of the Board of Directors and the size and composition of various committees of the Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals believed to be qualified to become directors, and to recommend to the Board of Directors the nominees to stand for election as directors at the Annual Meeting of stockholders.

Directors' Fees

For the year ended December 31, 2008, Ms. MacMahon and Messrs. Burke and Irwin each received $50,000 as compensation for attending the 2008 meetings of the Board of Directors and committee meetings thereof. In addition, each of these directors received restricted stock awards in 2008 and the directors are reimbursed for their reasonable expenses incurred for each Board of Directors and committee meetings attended. See "Compensation of Directors" for a complete summary.

Corporate Governance

The Board of Directors has adopted a Code of Ethics to govern the conduct of all of the officers, directors and employees of the Company. In addition, the Board of Directors has adopted charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Code of Ethics and committee charters can be accessed on the Company's website at www.firstcash.com.

Director Independence

The Board of Directors has determined that, with the exception of Phillip E. Powell, chairman and former chief executive officer of the Company, and Rick L. Wessel, chief executive officer and president of the Company, all of its directors, including all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees, are "independent" as defined by Nasdaq and the Securities and Exchange Commission ("SEC") and for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). No director is deemed independent unless the Board of Directors affirmatively determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making its determination, the Board of Directors observes all criteria for independence established by the rules of the SEC and Nasdaq.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Nominating and Corporate Governance Committee has not specified any minimum qualifications for serving on the Board of Directors. However, the Nominating and Corporate Governance Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board of Directors. The Nominating and Corporate Governance Committee seeks to assure that the Board of Directors is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company's values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee will utilize a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board of Directors members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider properly submitted shareholder nominations for candidates for the Board of Directors. The procedures to be followed by stockholders in submitting such nominations are set forth in the "Stockholder Proposals" section. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

Procedure for Contacting Directors

The Board of Directors has established a procedure for stockholders to send communications to the Board of Directors. Stockholders may communicate with the Board of Directors generally or with a specific director at any time by writing to the Company's Corporate Secretary at the Company's address, 690 East Lamar Blvd., Suite 400, Arlington, Texas 76011. The Secretary will review all messages received and will forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board of Directors. Communications will be sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board of Directors generally, to the Chairman of the Nominating and Corporate Governance Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest will not be forwarded to the Board of Directors. The Corporate Secretary has the option, but not the obligation, to forward these other communications to appropriate channels within the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on the reports furnished pursuant to Section 16a-3(e) of the Exchange Act and representations made to the Company, all reports as required under Section 16(a) of the Exchange Act were filed on a timely basis during the year ending December 31, 2008, except for Mr. Phillip Powell's failure to timely file a Form 4 reporting an acquisition of Company common stock in March 2008 and his failure to file a Form 5 subsequent to December 31, 2008.  Mr. Powell subsequently filed a Form 4 in April 2009.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee reviews compensation paid to management and recommends to the Board of Directors appropriate executive and director compensation. During 2008, Ms. MacMahon and Messrs. Burke and Irwin served as members of the Compensation Committee, were not employed by the Company, and did not have any interlocking relationship with another entity requiring disclosure.

BASED UPON THE RECOMMENDATION OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, THE BOARD OF DIRECTORS HAS NOMINATED THE ABOVE-REFERENCED DIRECTORS FOR ELECTION BY THE STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" SUCH ELECTION. THE ELECTION OF THESE DIRECTORS REQUIRES A PLURALITY OF THE VOTES OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING.

ITEM 2

RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING
DECEMBER 31, 2009

The Audit Committee selected Hein & Associates LLP ("Hein & Associates") as independent accountants to audit the books, records and accounts of the Company for the year ending December 31, 2009. The Board of Directors has endorsed this appointment.

Hein & Associates was first engaged in March 2004 as the Company's principal accountant and has served as the independent accountant to the Company and has audited the Company's consolidated financial statements for the five most recent years ended December 31, 2008.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by Hein & Associates for the years ended December 31, 2008 and 2007, respectively, were as follows:

Services Provided:	2008	2007
Audit	$282,412	$231,600
Audit Related	-	-
Tax	-	-
All Other	-	33,000

Total	$282,412	$264,600

The audit fees for the years ended December 31, 2008 and 2007 were for the audits of the consolidated financial statements of the Company, internal control auditing and reporting as required by Sarbanes Oxley Section 404, issuance of consents, and review of the Company's SEC filings.

All fees included under the category "All Other" were paid to Hein & Associates in connection with the annual audit of the Company's 401(K) Plan.

Audit Committee Pre-Approval Policies and Procedures

The 2008 and 2007 audit and non-audit services provided by Hein & Associates were approved in advance by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor's independence.

The Audit Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by the Company's independent accountants and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

Ratification of the Independent Registered Public Accounting Firm

Stockholder ratification of the selection of Hein & Associates as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of Hein & Associates to the stockholders for ratification. In the event the stockholders do not ratify the appointment of Hein & Associates as the independent registered public accounting firm for the year ending December 31, 2009, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the year ending December 31, 2009, it is contemplated that the appointment for the year ending December 31, 2009 will be permitted to stand unless the Board of Directors finds other good reason for making a change.

Representatives of Hein & Associates are expected to be present at the meeting, with the opportunity to make a statement if desired to do so. Such representatives are also expected to be available to respond to appropriate questions.

BASED UPON THE RECOMMENDATION OF THE AUDIT COMMITTEE, THE BOARD OF DIRECTORS HAS RECOMMENDED THE RATIFICATION OF HEIN & ASSOCIATES LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND REPRESENTED AT THE ANNUAL MEETING.

EXECUTIVE OFFICERS

The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve.

Name	Age	Position

Rick L. Wessel	50	Chief Executive Officer and President
Stephen O. Coffman	47	Chief Operating Officer
R. Douglas Orr	48	Executive Vice President, Chief Financial
		Officer, Secretary and Treasurer
John C. Powell	54	Senior Vice President of Information
		Technology

Stephen O. Coffman joined the Company in March 2008 as the chief operating officer. Prior to joining the Company, Mr. Coffman served as president of Wasp Barcode Technologies, a manufacturer of barcode hardware and software solutions for small to mid-size businesses, from 2001 through March 2008. Prior to his seven-year tenure with Wasp Barcode, Mr. Coffman served in senior management roles in the retail and manufacturing industries. Mr. Coffman launched his career as a business consultant with Deloitte & Touche, where he gained a strong background in operations, business planning, finance and other facets of management.

R. Douglas Orr joined the Company in July 2002 as the vice president of finance. Since January 2003, Mr. Orr has served as chief financial officer, and since January 2005, Mr. Orr has served as executive vice president. In addition, Mr. Orr has served as secretary and treasurer since November 2006. Prior to joining the Company, Mr. Orr spent 14 years at Ray & Berndtson, a global executive search firm, where he served in senior executive and financial management roles. Prior to his employment at Ray & Berndtson, Mr. Orr spent four years with Price Waterhouse LLP.

John C. Powell served as a systems consultant to the Company from February 2002 through July 2002 and joined the Company on a full-time basis in August 2002. Since January 2003, Mr. Powell has served as vice president of information technology, and since January 2005, Mr. Powell has served as senior vice president of information technology. Prior to joining the Company, Mr. Powell spent 18 years with AMR/American Airlines as a senior system engineer and software architect and an additional two years in the same capacity with Sabre/EDS after its spin-off from AMR in March of 2000.

Biographical information with respect to Mr. Wessel was previously provided under Item 1.

STOCK OWNERSHIP

The following table sets forth, as of May 29, 2009, the number and percentage of outstanding shares of our Common Stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock; (b) each of our directors; (c) the named executive officers as defined in Item 402 of Regulation S-K; and (d) all directors and executive officers, as a group.  As of May 29, 2009, there were 29,258,335 shares of Common Stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares Beneficially
	Owned
Name	Number	Percent

Richard T. Burke (1)	3,263,000	10.84%
Vaughan Nelson Investment Management, L.P. (2)	2,395,236	8.19
Rick L. Wessel (3)	1,567,100	5.17
Affiliates of Barclays Global Investors, NA (4)	1,490,788	5.10
Phillip E. Powell (5)	591,880	2.00
R. Douglas Orr (6)	461,250	1.55
John C. Powell (7)	204,000	0.69
Tara U. MacMahon (8)	145,000	0.49
R. Neil Irwin (9)	30,000	0.10
Stephen O. Coffman (10)	20,000	0.07
All officers and directors as a group (8 persons)	6,282,230	18.25

(1)    Includes a warrant to purchase 300,000 shares at a price of $2.67 per share to expire in February 2013, a warrant to purchase 75,000 shares at a price of $2.67 per share to expire in April 2012, a stock option to purchase 150,000 shares at a price of $0.67 per share to expire in December 2010, a stock option to purchase 30,000 shares at a price of $3.33 per share to expire in January 2013, a stock option to purchase 75,000 shares at a price of $9.67 per share to expire in January 2014, a stock option to purchase 30,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 30,000 shares at a price of $17.00 per share to expire in December 2015 and a stock option to purchase 30,000 shares at a price of $19.00 per share to expire in December 2015. Mr. Burke's address is 690 E. Lamar Blvd., Suite 400, Arlington, TX 76011.

(2)   According to a Schedule 13G/A filed with the SEC on February 17, 2009, Vaughan Nelson Investment Management, L.P. beneficially owns 2,395,236 shares. Vaughan Nelson Investment Management, L.P.'s address is 600 Travis Street, Suite 6300, Houston, TX 77002.

(3)   Includes a warrant to purchase 136,800 shares at a price of $2.67 per share to expire in April 2012, a warrant to purchase 240,000 shares at a price of $3.84 per share to expire in May 2013, a stock option to purchase 60,000 shares at a price of $9.67 per share to expire in January 2014, a stock option to purchase 82,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 90,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 90,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 90,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 90,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 90,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 90,000 shares at a price of $19.00 per share to expire in December 2015. Mr. Wessel has pledged 456,600 shares of the Company's Common Stock as collateral for a brokerage account margin loan in the amount of approximately $1,103,000.

(4)   According to a Schedule 13G filed with the SEC on February 5, 2009, Barclays Global Investors, NA and its affiliates beneficially own 1,490,788 shares. Barclays Global Investors, NA's address is 400 Howard Street, San Francisco, CA 94105.

(5)    Includes (i) a stock option to purchase 40,000 shares at a price of $12.50 per share to expire in January 2015, (ii) a stock option to purchase 40,000 shares at a price of $15.00 per share to expire in January 2015, (iii) a stock option to purchase 40,000 shares at a price of $17.50 per share to expire in January 2015, (iv) a stock option to purchase 40,000 shares at a price of $20.00 per share to expire in January 2015, (v) a stock option to purchase 40,000 shares at a price of $15.00 per share to expire in December 2015, (vi) a stock option to purchase 40,000 shares at a price of $17.00 per share to expire in December 2015, (vii) a stock option to purchase 40,000 shares at a price of $19.00 per share to expire in December 2015, and (viii) 100,000 shares owned by Myloe Max, LP, a Texas limited partnership (the "Partnership"). The general partner of the Partnership, Myloe Management, LLC, a Texas limited liability company (the "General Partner"), has granted Mr. Powell the authority to acquire and dispose of securities on behalf of the Partnership pursuant to a trading authorization dated January 1, 2008. Mr. Powell owns a 48.5% limited partnership interest in the Partnership. Mr. Powell has no ownership interest in the General Partner. Mr. Powell disclaims ownership in the 100,000 shares of Company Common Stock owned by the Partnership except to the extent of his pecuniary interest therein.

(6)   Includes a stock option to purchase 6,000 shares at a price of $2.67 to expire in September 2012, a stock option to purchase 6,000 shares at a price of $3.33 to expire in January 2013, a stock option to purchase 60,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 60,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 60,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 60,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 60,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 60,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 60,000 shares at a price of $19.00 per share to expire in December 2015.

(7)   Includes a warrant to purchase 12,000 shares at a price of $2.67 per share to expire in April 2012, a stock option to purchase 12,000 shares at a price of $3.33 per share to expire in January 2013, a stock option to purchase 30,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 30,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 30,000 shares at a price of $19.00 per share to expire in December 2015.

(8)   Includes a stock option to purchase 20,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 20,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 20,000 shares at a price of $19.00 per share to expire in December 2015.

(9)   Includes a stock option to purchase 10,000 shares at a price of $23.05 per share to expire in April 2017.

(10)   Includes a stock option to purchase 20,000 shares at a price of $10.00 per share to expire in March 2018.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy - The Company's compensation philosophy is to promote a "culture of ownership" among its executives by aligning their interests with those of its stockholders. This is best accomplished by:

  paying senior executives a base salary commensurate with their backgrounds, special skill sets, and responsibilities;

  offering incentive cash bonuses conditioned not only on the executive's individual performance, but also on his or her contribution to the Company's consolidated financial results; and

  making periodic grants of stock options in order to induce executives to remain in the Company's employment as well as align their interests with those of the Company's stockholders.

The Compensation Committee retains broad flexibility in the administration of the Company's compensation packages. This flexibility is critical to retaining key executives.

The Compensation Committee reviews and administers the compensation program for each of the key executives. Compensation is typically set at the first meeting each calendar year after reviewing performance for the past year and prospects for the year ahead. The Compensation Committee regularly meets with the chief executive officer and chief financial officer, both of whom provide insight into how individual executives are performing.

The Compensation Committee also has the authority to engage outside advisors to assist the Compensation Committee in the performance of its duties.  In particular, the Compensation Committee has sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, chief executive officer or senior executive compensation, including sole authority to approve such consultant's reasonable fees and other retention terms, all at the Company's expense.   The Compensation Committee may not, however, delegate its authority to others.

The Board of Directors sets non-management and non-consultant directors' compensation at the recommendation of the Compensation Committee.  See "Compensation of Directors."

Elements of Compensation

The Company's principal focus is on total direct compensation, including a portion that is assured and a portion that is at risk. To achieve these objectives, the compensation paid to the named executive officers typically consists of base salary, short-term incentive cash compensation and long-term incentive compensation in the form of stock option grants.

Base Salary - The Company offers what it believes to be competitive base salaries to its named executive officers. The base salary must be sufficient to attract talented executives and provide a secure base of cash compensation. In addition, base salary levels for the Company's executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within the specialty consumer finance industry or other companies of comparable size, growth, performance and complexity, taking into consideration the executive officer's position, responsibility and need for special expertise. Annual salary increases, typically determined in January of each year, are not assured and adjustments to base salary compensation take into account subjective factors such as the executive's performance during the prior year, responsibilities, and experience. In 2008, the average salary increase for the named executive officers was 2.3%.

Short-Term Incentive Compensation - The Company's short-term incentive plans for the named executive officers are intended to drive short-term (typically one year) operating and financial results deemed crucial to the Company's long-term success.

Annual Cash Bonuses The Company's program includes granting annual cash bonuses reflecting the Company's and the individual executive's performance. Annual cash bonuses paid to each named executive officer to reflect the breadth of their expertise and responsibility, and to make the cash component of the named executive officers' compensation competitive with that of their peers at competing firms. The Company maintains discretion to vary overall cash compensation for a given year by varying the size of the cash bonus based on corporate performance and individual performance. These cash bonuses reflect a material part of the named executive officers' overall compensation, with target payments typically ranging from 20% to 200% of salary, depending on position and overall company performance, and subject to the Compensation Committee's discretion to award bonuses greater or lower than the target if they deem it appropriate.

Executive Performance Incentive Plan The chief executive officer receives annual incentive compensation through the stockholder approved Executive Performance Incentive Plan that provides for the payment of annual cash incentive compensation based upon the achievement of performance goals established annually by the Compensation Committee based on one or more specified performance criteria. Under this plan, a maximum performance award is established for the participants, of which the participant can earn from 0% to 100% of the maximum award. Performance criteria, which are selected and weighted by the Compensation Committee, include total revenues, net income from operations, diluted earnings per share and store opening targets. The Compensation Committee also administers the calculation of amounts earned under the Executive Performance Incentive Plan.

Long-Term Incentive Compensation - The compensation objective of retaining the best people for the job leads the Company to make periodic equity award grants. These awards provide incentive for the named executive officers to stay with the Company over the long term. These equity awards also provide additional flexibility to the Compensation Committee to reward superior, or reflect sub par, performance by named executive officers.

The Company believes that such equity grants align the executive's interests with those of the Company's stockholders. A majority of the stock options granted by the Company have been nonqualified stock options and have had exercise prices equal to or greater than the fair market value of the underlying stock at the time of grant.

The date of grant for equity awards granted to senior executive officers is the date of Compensation Committee approval. The Company does not have a program, plan or practice of timing the grant of equity awards in coordination with the release of material non-public information.

In 2005, the Company issued significant equity awards to its key executives as part of its strategy for providing meaningful long-term performance-based incentives for the management team. Accordingly, a large percentage of the equity awards issued in 2005 had exercise prices that significantly exceeded the fair market value of the underlying stock at the time of grant. Based upon the structure and size of the awards made in 2005, the Company did not anticipate making equity award to these key executives in 2008, and accordingly, no such awards were made to named executive officers in 2008, except to the newly appointed chief operating officer to whom equity awards were granted as inducement to join the Company.

Perquisites and Personal Benefits - Certain of the named executive officers received additional remuneration consistent with the Company's approach to hiring and retaining key personnel. Such perquisites include health insurance, life insurance, disability insurance, automobile allowances, club memberships, certain opportunities to travel using the Company's aircraft and matching contributions to 401K accounts. The aggregate incremental cost to the Company during fiscal 2008 of such benefits is reflected in the Summary Compensation Table below.

Chief Executive Officer Compensation - Mr. Wessel was elected to the position of chief executive officer in November 2006. Mr. Wessel's salary was increased from $605,000 to $700,000 effective January 1, 2007. Mr. Wessel did not receive an award under the Executive Performance Incentive Plan (a non-equity incentive plan) for the year ended December 31, 2008.

The Company has entered into employment agreements with Messrs. Rick Wessel and Stephen Coffman and a consulting agreement with Mr. Phillip E. Powell which are more fully described in "Employment Agreements" set forth below. Executive officers who do not have an employment agreement serve at the will of the Board of Directors, thus enabling the Board of Directors to remove an executive officer whenever it is in the Company's best interest, with full discretion on any severance package (excluding vested benefits). The Committee believes that the employment agreements and change-of-control provisions that have been entered into were merited in light of all relevant circumstances, including each individual's past employment experience, desired terms and conditions of employment and the strategic importance of their respective positions, including stability and retention. The Committee believes that the employment agreement and the consultant agreement are necessary in order to attract and retain the executives. The Committee believes that the change-of-control provisions are necessary in order to retain and maintain stability among the executive group and that the terms of the change-of-control provisions are reasonable based on its review of the change-of-control provisions for similarly situated peer group companies. The Committee reviews the agreements at the time they are entered into in order to determine current market terms for the particular executive and agreement.

The overall goal of the Compensation Committee is to insure that compensation policies are established that are consistent with the Company's strategic business objectives and that provide incentives for the attainment of those objectives. This is affected in the context of a compensation program that includes base pay, annual incentive compensation and stock ownership.

Other Items - Due to the relatively small size of the Company's industry and the limited number of public competitors, the Compensation Committee has not conducted a formal compensation benchmarking study.

Deductibility of compensation expense under IRC Section 162 (m) has not been a material consideration for the Compensation Committee to date due to the levels and types of compensation paid.

Effective at the beginning of 2006 the Company began expensing the cost of employee stock options in accordance with the fair value method prescribed in SFAS No. 123R. The Company recorded stock-based compensation expense of $310,000 in 2008. The expense related to equity compensation has been and will continue to be a material consideration in the overall compensation program design.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K.

Members of the Compensation Committee:
     Richard T. Burke
     R. Neil Irwin
     Tara U. MacMahon

The Compensation Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference herein.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by Phillip E. Powell, Rick L. Wessel, Stephen O. Coffman, R. Douglas Orr and John C. Powell, the 2008 named executive officers for the fiscal years ended December 31, 2008, 2007 and 2006. The Company has a consulting agreement with Mr. Phillip E. Powell, the Chairman, an employment agreement with Mr. Wessel, the Chief Executive Officer and President, and an employment agreement with Mr. Stephen Coffman, the Chief Operating Officer, but no such agreements exist with the other named executive officers. When setting total compensation for Messrs. Rick Wessel and Stephen Coffman and recommending total compensation for the other named executive officers, the Compensation Committee reviews tally sheets that show each executive's current compensation, including equity and non-equity based compensation.
								Change in
								Pension
							Non-	Value and
							Equity	Nonqualified
							Incentive	Deferred
							Plan	Compen-	All Other
Name and				Stock	Option		Compen-	sation	Compen-
Principal		Salary	Bonus	Awards	Awards		sation	Earnings	sation	Total
Position	Year	$	$	$	$		$ (1)	$	$ (2)	$

Phillip E. Powell	2008	-	-	-	-		-	-	652,088	652,088
Chairman	2007	-	-	-	-		-	-	657,417	657,417
	2006	-	525,000	-	-		-	-	527,408	1,052,408

Rick L. Wessel	2008	700,000	-	-	-		-	-	53,863	753,863
Chief Executive	2007	700,000	-	-	-		-	-	51,336	751,336
Officer and	2006	605,000	-	-	-		600,000	-	33,326	1,238,326
President

Stephen O.	2008	281,096	100,000	-	85,209	(3)	-	-	-	466,305
Coffman, Chief	2007	-	-	-	-		-	-	-	-
Operating	2006	-	-	-	-		-	-	-	-
Officer (4)

R, Douglas Orr	2008	300,000	137,000	-	-		-	-	-	437,000
Executive VP,	2007	275,000	75,000	-	-		-	-	-	350,000
Chief Financial	2006	235,000	200,000	-	-		-	-	-	435,000
Officer,
Secretary and
Treasurer

John C. Powell	2008	210,000	50,000	-	-		-	-	-	260,000
Vice President	2007	195,000	50,000	-	-		-	-	-	245,000
of Information	2006	185,000	50,000	-	-		-	-	-	235,000
Technology

(1)   Mr. Wessel received a cash award of $600,000 for 2006 under the terms of the Company's Executive Performance Incentive Plan. Under the terms of the Executive Performance Incentive Plan, Mr. Wessel did not receive a cash award for 2007 and 2008.

(2)   The Company provides the named executive officers with certain group life, health, medical, and other noncash benefits generally available to all salaried employees that are not included in this column pursuant to SEC rules. The amounts shown in this column do include (i) matching contributions by the Company under the First Cash 401(k) Profit Sharing Plan; (ii) automobile allowances to certain executive officers; (iii) reimbursement for club dues, (iv) reimbursement of health insurance and long-term disability premiums for Messrs. Phillip Powell and Rick Wessel, and (v) personal use of the Company's aircraft by Messrs. Phillip Powell and Rick Wessel (The incremental cost of the personal use of the corporate aircraft was determined on a per flight and/or hours used basis based on variable costs associated with personal flight activity. The variable costs used in the calculation included fuel, crew compensation and travel, certain maintenance and repair expenses, landing/parking and supplies). As permitted by SEC rules, no amounts are shown in this table for perquisites and personal benefits for any individual officers for whom such amounts do not exceed $10,000 in the aggregate.

Mr. Phillip Powell's other compensation for 2008 includes consulting fees of $600,000, an automobile allowance of $11,427, reimbursement for dues at a country club in the amount of $3,978, personal use of the corporate aircraft of $33,823 and Company-paid health insurance premiums in the amount of $2,860. Mr. Phillip Powell's other compensation for 2007 includes consulting fees of $600,000, an automobile allowance of $11,194, Company-paid life insurance premiums in the amount of $10,235, Company-paid health insurance premiums in the amount of $3,968, personal use of the corporate aircraft of $31,394 and Company-paid long-term disability insurance premiums in the amount of $626. Mr. Phillip Powell's other compensation for 2006 includes consulting fees of $500,000, an automobile allowance of $11,194, Company-paid life insurance premiums in the amount of $10,235, Company-paid health insurance premiums in the amount of $5,356 and Company-paid long-term disability insurance premiums in the amount of $623.

Mr. Rick Wessel's other compensation for 2008 includes matching contributions to a 401(k) account of $5,520, an automobile allowance of $7,014, reimbursement for dues at a health club in the amount of $1,930, Company-paid life insurance premiums in the amount of $5,560, personal use of the corporate aircraft of $29,861 and Company-paid health insurance premiums in the amount of $3,978. Mr. Rick Wessel's other compensation for 2007 includes matching contributions to a 401(k) account of $3,375, an automobile allowance of $8,765, reimbursement for dues at a downtown luncheon club in the amount of $2,064, Company-paid life insurance premiums in the amount of $5,560, Company-paid health insurance premiums in the amount of $7,150, personal use of the corporate aircraft of $23,796 and Company-paid long-term disability insurance premiums in the amount of $626. Mr. Rick Wessel's other compensation for 2006 includes matching contributions to a 401(k) account of $7,500, an automobile allowance of $8,765, reimbursement for dues at a downtown luncheon club in the amount of $2,064, Company-paid life insurance premiums in the amount of $5,560, Company-paid health insurance premiums in the amount of $8,814 and Company-paid long-term disability insurance premiums in the amount of $623.

(3)   Award comprised of stock options which will vest and become exercisable as follows:  20,000 options on March 18, 2009, 20,000 options on March 18, 2010, 20,000 options on March 18, 2011, 20,000 options on March 18, 2012 and 20,000 options on March 18, 2013. The grant date fair value of the award, as calculated in accordance with SFAS No. 123R and using a Black-Scholes model, was $248,800, of which $85,209 was recognized as compensation expense in 2008, with the remainder expected to be recognized as compensation expense in over the vesting period. Assumptions used in this calculation are provided in Note 14 of the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal 2008.

(4)     Mr. Stephen Coffman was not a named executive officer in 2007 and 2006. See description of Mr. Coffman's employment agreement below.

Employment Agreements

In 2007, Mr. Wessel entered into an amended and restated employment agreement with the Company through December 31, 2012 to serve as the chief executive officer and president of the Company; at the discretion of the Board of Directors this agreement may be extended for additional successive periods of one year on each January 1 anniversary. The agreement provides for: (i) a base salary of $700,000 with increases at the discretion of the Compensation Committee; (ii) an annual bonus at the discretion of the Compensation Committee; (iii) participation in compensation plans at the discretion of the Compensation Committee; (iv) certain fringe benefits including club membership, use of the Company airplane, car, vacation, a term life insurance policy with a beneficiary designated by Mr. Wessel in the amount of $4 million; and (v) reimbursement of business related expenses. Mr. Wessel has agreed not to compete with the Company for a period of one year following his termination and not to solicit employees of the Company and not to solicit customers of the Company for a period of 90 days following his termination. Upon a change of control, Mr. Wessel may terminate the employment agreement with 90 days notice.  Upon a change in control or other termination by Mr. Wessel for good cause or termination by the Company without cause or due to death or disability, the Company has agreed to pay Mr. Wessel all accrued compensation and expenses, plus all compensation and benefits provided for in the employment agreement through the term of the agreement. If Mr. Wessel's agreement had been terminated on December 31, 2008 by the Company without cause or as a result of death or disability, or by Mr. Wessel for good cause or following a change in control, Mr. Wessel would have been entitled to receive $2,800,000 in severance payments and other compensation valued at $57,856 (based upon the value of other compensation earned in 2008, as reflected in "Summary Compensation Table").  All payments made in connection with the termination of Mr. Wessel's agreement must be paid by the Company in a single lump sum thirty days following the termination date of the agreement.

In April 2008, Mr. Coffman entered into an employment agreement, effective March 19, 2008, with the Company through March 18, 2011 to serve as the chief operating officer of the Company. The agreement provides for: (i) a base salary of $350,000 with increases at the discretion of the Compensation Committee; (ii) an annual bonus at the discretion of the Compensation Committee; (iii) participation in compensation plans at the discretion of the Compensation Committee; (iv) certain fringe benefits including a $10,000 car allowance (which is added to his base salary) and vacation; and (v) reimbursement of business related expenses. Mr. Coffman has agreed not to compete with the Company for a period of five years following his termination and not to solicit employees of the Company and not to solicit customers of the Company for a period of five years following his termination. If this agreement had been terminated by the Company on December 31, 2008, other than for cause or death, Mr. Coffman would have been entitled to severance payments equal to $350,000, paid over twelve months.

Consulting Agreement

On March 2005, Mr. Phillip E. Powell entered into a consulting agreement, effective January 1, 2005, with the Company through December 31, 2014 to perform such services as may be requested by the Board of Directors. The agreement provides for: (i) annual payments of $600,000; (ii) certain other benefits including club membership, use of the Company airplane, car, health insurance, a term life insurance policy with a beneficiary designated by Mr. Powell in the amount of $4 million; and (iii) reimbursement of business-related expenses. Mr. Powell has agreed not to compete with the Company, not to solicit employees of the Company, and not to solicit customers of the Company while serving as a consultant and for a period of one year following termination of the consulting agreement. Upon a change of control, Mr. Powell may terminate the consulting agreement with 90 days notice.  Upon a change in control or other termination by Mr. Powell for good cause or termination by the Company without cause or due to death or disability, the Company has agreed to pay Mr. Powell all accrued compensation and expenses, plus all compensation and benefits provided for in the consulting agreement through the term of the agreement. If Mr. Powell's agreement had been terminated on December 31, 2008 by the Company without cause or as a result of death or disability, or by Mr. Powell for good cause or following a change in control, Mr. Powell would have been entitled to receive $3,600,000 in termination payments and other compensation valued at $92,430 (based upon the value of other compensation earned in 2008, as reflected in "Summary Compensation Table").  The termination payment must be paid by the Company in a single lump sum thirty days following the termination date of the agreement.

Stock Options and Warrants

Grants of Plan-Based Awards for Fiscal Year 2008 - The following table provides information regarding the Company's grant of an option to Mr. Coffman as in incentive to join the Company. There were no other grants of equity or non-equity awards to named executive officers during 2008.

Name	Grant date	All other option awards: number of securities underlying options (#)		Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards $

Stephen O. Coffman	3/24/08	100,000	(1)	10.00	332,000

(1)   Award comprised of an option to purchase shares of Common Stock which will vest and become exercisable as follows:  20,000 shares on March 18, 2009, 20,000 shares on March 18, 2010, 20,000 shares on March 18, 2011, 20,000 shares on March 18, 2012 and 20,000 shares on March 18, 2013.

Outstanding Equity Awards at 2008 Fiscal Year-End - The following table provides information on the holdings of stock options and warrants by the named executive officers as of December 31, 2008. Each outstanding option and warrant grant is shown separately for each named executive officer. There were no restricted stock awards outstanding as of December 31, 2008.

	Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price $	Option Expiration Date

Phillip E.	40,000		-		-	12.50	01/2015
Powell	40,000		-		-	15.00	01/2015
	40,000		-		-	15.00	12/2015
	40,000		-		-	17.00	12/2015
	40,000		-		-	17.50	01/2015
	40,000		-		-	19.00	12/2015
	40,000		-		-	20.00	01/2015

Rick L.	60,000		-		-	9.67	01/2014
Wessel	82,000		-		-	12.50	01/2015
	90,000		-		-	15.00	01/2015
	90,000		-		-	15.00	12/2015
	90,000		-		-	17.00	12/2015
	90,000		-		-	17.50	01/2015
	90,000		-		-	19.00	12/2015
	90,000		-		-	20.00	01/2015
	136,800	(1)	-		-	2.67	04/2012
	240,000	(1)	-		-	3.84	05/2013

Stephen O.	-		100,000	(2)	-	10.00	03/2018
Coffman

R. Douglas	6,000		18,000	(3)	-	2.67	09/2012
Orr	-		24,000	(4)	-	3.33	01/2013
	60,000		-		-	12.50	01/2015
	60,000		-		-	15.00	12/2015
	60,000		-		-	15.00	01/2015
	60,000		-		-	17.00	12/2015
	60,000		-		-	17.50	01/2015
	60,000		-		-	19.00	12/2015
	60,000		-		-	20.00	01/2015

John C.	6,000		18,000	(5)	-	2.67	04/2012
Powell	6,000		24,000	(4)	-	3.33	01/2013
	30,000		-		-	15.00	01/2015
	30,000		-		-	15.00	12/2015
	30,000		-		-	17.00	12/2015
	30,000		-		-	17.50	01/2015
	30,000		-		-	19.00	12/2015
	30,000		-		-	20.00	01/2015

(1)	This warrant to purchase Common Stock has vested.

(2)

The option to purchase Common Stock will vest and become exercisable as follows:  20,000 shares on March 18, 2009, 20,000 shares on March 18, 2010, 20,000 shares on March 18, 2011, 20,000 shares on March 18, 2012 and 20,000 shares on March 18, 2013.

(3)	The option to purchase Common Stock will vest and become exercisable as follows: 6,000 shares on September 12, 2009, 6,000 shares on September 12, 2010 and 6,000 shares on September 12, 2011.

(4)

The option to purchase Common Stock will vest and become exercisable as follows: 6,000 shares on January 29, 2009, 6,000 shares on January 29, 2010, 6,000 shares on January 29, 2011 and 6,000 shares on January 29, 2012.

(5)	This warrant to purchase Common Stock which will vest and become exercisable as follows: 6,000 shares on April 3, 2009, 6,000 shares on April 3, 2010 and 6,000 shares on April 3, 2011.

Option Exercises and Stock Vested In Fiscal 2008 - The following table provides information, for the named executive officers, on (1) the aggregate stock option exercised during 2008, including the number of shares acquired on exercise and the value realized, and (2) the aggregate number of shares acquired upon the vesting of restricted stock units and the value realized, each before the payment of any applicable withholding tax and broker commissions:
	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise $	Number of Shares Acquired on Vesting	Value Realized on Vesting $

Phillip E. Powell	-	-	-	-
Rick L. Wessel	-	-	-	-
Stephen O. Coffman	-	-	-	-
R. Douglas Orr	12,000	54,480	-	-
John C. Powell	-	-	-	-

Pension Benefits

The Company does not have a defined benefit pension plan for its employees and has not included a table disclosing the actuarial present value of each named executive officer's accumulated benefits under defined benefit pension plans, the number of years of credited service under each such plan and the amount of pension benefits paid to each named executive officer during the year. The only retirement plans available to the named executive officers was the Company's qualified 401(k) savings plan, which is available to all employees.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company does not have nonqualified defined contribution and other nonqualified deferred compensation plans for its employees and has not included a table disclosing the amount of each named executive officer's contributions, earnings, withdrawals and distributions in the last fiscal year under nonqualified compensation plans, the registrant's contributions in the last fiscal year under each such plan, and the aggregate balance at the last fiscal year end of each named executive officer during the year.

Compensation of Directors

The following table presents summary information for the year ended December 31, 2008 regarding the compensation of the non-employee and non-consultant members of the Company's Board of Directors:
						Change in
						Pension
						Value
						and
	Fees					Nonqualified
	Earned or				Non-Equity	Deferred
	Paid in	Stock		Option	Incentive Plan	Compensation	All Other
	Cash	Awards		Awards	Compensation	Earnings	Compensation	Total
Name	$	$		$	$	$	$	$

Richard T.
Burke	50,000	23,732	(1)	-	-	-	-	73,732

Tara U.
MacMahon	50,000	23,732	(1)	-	-	-	-	73,732

R. Neil
Irwin	50,000	23,732	(1)	-	-	-	-	73,732

(1)   Each independent non-employee director was awarded 5,000 restricted shares of Common Stock during fiscal 2008. These restricted shares vest during 2009, with one-third vesting on January 1, April 1 and July 1, 2009. The grant date fair value of each individual award, as calculated in accordance with SFAS No. 123R and using a Black-Scholes model, was $71,195, of which $23,732 was recognized as compensation expense in 2008, with the remainder expected to be recognized as compensation expense in 2009.

The Company only compensates independent non-employee directors for their services as directors.  It was the Company's policy in 2008 to pay independent non-employee directors a base fee of $50,000 per year. In addition, each outside director received a stock award as described above. The Company does not pay a separate fee to Mr. Phillip E. Powell for his director services because he is compensated for those services pursuant to his consulting agreement with the Company.  The compensation paid to Messrs. Powell and Wessel is shown in the Summary Compensation Table in the "Executive Compensation" section. Directors are reimbursed for travel and lodging expenses in connection with their attendance at Board of Directors and committee meetings.

REVIEW, APPROVAL, OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Pursuant to our Audit Committee Charter, our Audit Committee reviews proposed related party transactions and makes recommendations to the Board of Directors regarding approval or rejection of related party transactions.  Our Board of Directors generally reviews and approves all related party transactions prior to us entering into the transaction.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. All members of the Audit Committee meet the independence standards and other criteria established by Nasdaq.

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of the Company's financial reporting process. Management is responsible for the audited financial statements of the Company and for maintaining effective internal control over financial reporting. In discharging its oversight role, the Audit Committee reviewed and discussed with management and Hein & Associates LLP, the Company's independent registered public accounting firm, the audited financial statements of the Company as of and for the year ended December 31, 2008. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting as well as the independent auditor's report on the effectiveness of the Company's internal control over financial reporting. Management's Report on Internal Control over Financial Reporting is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

The Audit Committee met privately with Hein & Associates LLP, and discussed issues deemed significant by the auditor, including those required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and Statement on Auditing Standards No. 90, Communications with Audit Committees, as amended. In addition, the Audit Committee received from Hein & Associates LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, and the Audit Committee has discussed with Hein & Associates LLP its independence from First Cash and its management. The Audit Committee also considered whether the provision of non-audit services by Hein & Associates LLP was compatible with maintaining its independence.

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements and Management's Report on Internal Control over Financial Reporting referred to above be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

By the Audit Committee:

Richard T. Burke
R. Neil Irwin
Tara U. MacMahon

The Audit Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of the Company's filings under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference herein.

STOCK PRICE PERFORMANCE GRAPH

The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Common Stock of the Company for the period from December 31, 2003 through December 31, 2008, with the cumulative total return on the Nasdaq Composite Index and a peer group index (whose returns are weighted according to their respective market capitalizations) over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index, and the peer group). The peer group selected by the Company includes Cash America International, Inc., EZCORP, Inc., America's Car-Mart, Inc., World Acceptance Corporation, Rent-A-Center, Inc., and Aaron Rents, Inc.

The Stock Performance Graph above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of the Company's filings under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference herein.

OTHER MATTERS

Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter. Neither Delaware law nor our certificate of incorporation or bylaws provide our shareholders with dissenters' rights in connection with the election of directors.

COST OF SOLICITATION

The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of mail, directors, officers and regular employees of the Company may solicit proxies in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries of the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS

We have not received any stockholder proposals for this Annual Meeting. Proposals by stockholders intended to be presented at next year's Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than January 29, 2010 and the proposal must otherwise comply with Rule 14a-8 promulgated by the SEC pursuant to the Exchange Act. Separate and apart from the requirements of Rule 14a-8 relating to inclusion of a stockholders' proposal in the Company's proxy statement, the Company's bylaws require advance notice for a stockholder to bring nominations of directors or any other action before any annual meeting of stockholders. Specifically, Section 3.5 of the Company's bylaws requires notice of nominations of directors or any other action to be received by the Company not less than sixty (60) days nor more than ninety (90) days prior to the date of such annual meeting. Further, the notice must contain the information set forth in Section 3.5 of the Company's bylaws.

By Order of the Board of Directors,

/s/ R. Douglas Orr
Arlington, Texas	R. Douglas Orr
May 29, 2009	Executive Vice President,
Chief Financial Officer, Secretary
and Treasurer

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by First Cash Financial Services, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to First Cash Financial Services, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

REVOCABLE PROXY
FIRST CASH FINANCIAL SERVICES, INC.
ANNUAL MEETING OF STOCKHOLDERS
JULY 22, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST CASH FINANCIAL SERVICES, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of First Cash Financial Services, Inc. (the "Company") hereby appoints Rick L. Wessel and R. Douglas Orr the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of First Cash Financial Services, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of First Cash Financial Services, Inc. to be held at the First Cash Financial Services, Inc. corporate offices located at 690 East Lamar Blvd., Suite 400, Arlington, Texas on Wednesday, July 22, 2009 at 10:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would posses if personally present, for the following purposes. Please indicate for, withhold, against, or abstain with respect to each of the following matters:

1.	Election of Directors	For	Withhold
(the Board of Directors recommends a vote FOR):

	Mr. Rick L. Wessel	[ ]	[ ]

	Mr. Richard T. Burke	[ ]	[ ]

2.	Ratification of the selection of Hein & Associates LLP
as the independent registered public accounting firm
	of the Company for the year ending December 31, 2009	For	Against	Abstain
	(the Board of Directors recommends a vote FOR)	[ ]	[ ]	[ ]

3.	Other Matters:
In their discretion, the proxies are authorized to vote
upon such other business as may properly come
before the meeting including adjournment.

This proxy will be voted for the choice specified; however you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated May 26, 2009 as well as the Annual Report for the fiscal year ended December 31, 2008.
PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

DATED:________________	_______________________________________________
(Signature)
_______________________________________________
(Signature if jointly held)
_______________________________________________
(Printed Name)

Please sign exactly as name appears on stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.